UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. __ )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Raymond James Financial, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

(The following is the text of information to be posted by management on various Company internal communications media, sent by e-mail, or provided by means of oral presentations to groups of employees.)

RJNET NEWS ITEMS

Vote your RJF shares at the Annual Meeting of Shareholders
Your vote is important, no matter the size of your holdings. Review the Raymond James Financial, Inc. (RJF) proxy materials and learn how to vote your shares.

When is the 2025 Annual Meeting of Shareholders?

All associates and shareholders are invited to attend the 2025 Annual Meeting of Shareholders at 4:30 p.m. ET on Thursday, February 20, 2025, in the Tower 3 Community Center at the Raymond James Financial corporate headquarters in St. Petersburg, Florida.

How do I vote my shares?

RJF shareholders have the right to vote in Board elections and on certain other significant matters. Please vote all of your shares, and keep in mind that:

•As a shareholder, you may hold your Raymond James shares in up to three different ways.

•If you own shares in more than one form, you will have to vote each separately.

•Different deadlines apply to voting different forms of share ownership, so be sure to review the proxy statement for full details.

Learn how to vote your shares:

•View the image below, and

•Read voting deadlines and instructions in the proxy materials.

Be heard
Your vote matters

As an RJF shareholder, you have the right to vote in Board elections and on certain other significant matters. You may hold your Raymond James shares in up to three different ways.

If you own shares in more than one form, you will have to vote each separately. Please vote all of your shares. In addition, different deadlines apply to voting different forms of share ownership – please see the proxy statement for full details.

1 What are the different forms of share ownership?

- Beneficial owner holding shares in a regular brokerage account (including via the Employee Stock Purchase Program)
- Participant in the Employee Stock Ownership Plan (ESOP)
- Registered shareholder (whose name is directly listed on our share register)

2 How will you receive your proxy materials?

- Online, using the link provided in your Notice of Internet Availability
- By physical mail, if you own more than a certain number of shares or have requested physical copies
- By e-mail, if you have so elected or participate as an employee in the ESOP

3 How can you vote your shares?

- By mail
- Online
- By telephone
- In person at the Annual Shareholders' Meeting (for record holders and beneficial owners who have made advance arrangements; this does not apply to shares in an ESOP account)

For assistance, or to obtain additional copies of our proxy materials, please call our proxy solicitor, MacKenzie Partners, at **800.322.2885.**

What will be voted on?

The following proposals will be voted upon at the Annual Shareholders’ Meeting:

1.To elect twelve (12) director nominees to the Board of Directors, to hold office until the Annual Shareholders’ Meeting in 2026

2.To hold an advisory vote on executive compensation

3.To ratify the appointment of KPMG LLP as the company’s independent registered public accounting firm for the fiscal year ending September 30, 2025

Other: To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors recommends a vote “FOR” all of the nominees listed, and “FOR” Proposals 2 and 3.

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